EXHIBIT E

Joint Filing Statement

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

June 2 , 2014	AMERICAN CEMETERIES INFRASTRUCTURE INVESTORS, LLC
	BY:	AIM UNIVERSAL HOLDINGS, LLC
	ITS:	Manager

	By:	/s/Robert B. Hellman, Jr.
Robert B. Hellman, Jr.
Managing Member

AIM UNIVERSAL HOLDINGS, LLC

By:	/s/Robert B. Hellman, Jr.
Robert B. Hellman, Jr.
Managing Member

/s/Matthew P. Carbone
MATTHEW P. CARBONE

/s/George E. McCown
GEORGE E. MCCOWN

/s/Robert B. Hellman, Jr.
ROBERT B. HELLMAN, JR.